As filed with the Securities and Exchange Commission on February 25, 2016

Registration No. 333-206894

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Boingo Wireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4856877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10960 Wilshire Blvd.,

23rd Floor

Los Angeles, California 90024
(310) 586-5180

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Hovenier

Chief Financial Officer
10960 Wilshire Blvd.

23rd Floor

Los Angeles, CA 90024

(310) 586-5180

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Efren Medina, Esq. Director, Business & Legal Affairs Boingo Wireless, Inc. 10960 Wilshire Blvd. 23rd Floor Los Angeles, CA 90024 (310) 586-5180	Ilan Lovinsky, Esq. Ryan Gunderson, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000

Approximate date of commencement of proposed sale to the public:

Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐                               Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if smaller reporting company)        Smaller reporting company ☐

Deregistration of Securities

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-206894) (the “Registration Statement”) of Boingo Wireless, Inc. (the “Company”), originally filed with the Securities and Exchange Commission on September 11, 2015. The Registration Statement registered $125,000,000 of an indeterminate number of shares of common stock, shares of preferred stock, debt securities and warrants, in any combination, including in units (the “Securities”).

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, the Securities, which remain unsold at the termination of the offering, the Company hereby removes from registration all Securities registered under the Registration Statement which remain unsold as of the date hereof.

2

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on February 25, 2016.

Boingo Wireless, Inc.

By:	/s/ David Hagan
David Hagan
Chief Executive Officer and Chairman of the Board

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

3